                                                                   Exhibit 4.1


                        CONDOR TECHNOLOGY SOLUTIONS, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

         The following constitutes the provisions of the 1998 Employee Stock Purchase Plan (the "Plan") of CONDOR TECHNOLOGY SOLUTIONS, INC. (the "Company").

         1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

         2.       DEFINITIONS.

                  (a) "Board" means the Company's Board of Directors.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended.

                  (c) "Committee" means the Compensation Committee of the Board.

                  (d) "Common Stock" means the Common Stock, $0.01 par value, of the Company.

                  (e) "Compensation" means an Eligible Employee's regular base pay, overtime, incentive compensation, bonuses and commissions and any other wage payments. The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish different definitions of "Compensation" prior to a start of an Offering Period for all options to be granted during such Offering Period.

                  (f) "Continuous Status as an Eligible Employee" shall mean the absence of any interruption or termination of service as an Eligible Employee. Continuous Status as an Eligible Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that either such leave is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

                  (g) "Eligible Employee" shall mean any person who is customarily employed by the Company or a Subsidiary and is regularly scheduled to work more than twenty (20) hours per week, including officers but excluding directors in their capacity as such.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (i) "Fair Market Value" means the fair market value of the Common Stock as determined in good faith by the Committee, based upon such factors as the Committee determines relevant; provided, however, that if there is a public market for the Common Stock, the fair market value of a share of Common Stock on a given date shall be the closing price on the exchange or national market system as of such date, or, if there were no sales of Common

Stock on that date, then on the next preceding date on which there were sales, in either case as reported in The Wall Street Journal.

                  (j) "Grant Date" means the first business day of an Offering Period.

                  (k) "Offering Period" means a period of six calendar months for each offering made under the Plan during which payroll deductions shall be made from the Compensation of Eligible Employees granted an option under the Offering.

                  (l) "Offering Price" means the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on the Grant Date; or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on the Purchase Date.

                  (m) "Participant" means an Eligible Employee who has elected to participate in the Plan.

                  (n) "Purchase Date" means the date on which the Participant's account is credited for shares purchased under the Plan (customarily the last business day of the third month of an Offering Period and the last business day of an Offering Period).

                  (o) "Securities Act" means the Securities Act of 1933, as amended.

                  (p) "Subsidiary" means any corporation, domestic or foreign, in which the Company owns, directly or indirectly, fifty percent (50%) or more of the voting shares.

         3. ELIGIBILITY. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan if: (i) immediately after the grant, such Eligible Employee (or any other person whose stock ownership would be attributed to such Eligible Employee pursuant to Code Section 424(d)) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company (including all shares underlying any outstanding options to acquire such securities); or (ii) the rate of withholding under such option would permit the Eligible Employee's rights to purchase shares under all employee stock purchase plans (described in Code Section 423) of the Company and its Subsidiaries at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year.

         4. OFFERINGS. Subject to the provisions of the Plan, the Company shall from time to time in its discretion make offerings to Eligible Employees to purchase Common Stock under the Plan, specifying the Grant Date and the Offering Period.

         5.       PARTICIPATION.

                  (a) Subject to the limitations contained in Section 3 and the restrictions contained in Section 6(c), an Eligible Employee may become a Participant by completing a subscription agreement authorizing payroll deductions on the form and in the manner provided by the Company and filing it with the Company's payroll office not less than two (2) weeks prior to the beginning of an Offering Period, or, for Eligible Employees who are hired after the foregoing date, the payroll period within an Offering Period with respect to which it is to be effective, in either case unless a different time for filing the subscription agreement is set by the Company. Once enrolled, a Participant remains enrolled in each subsequent Offering Period of the Plan at the designated payroll deduction unless the Participant withdraws by providing the Company with a written Notice of Withdrawal in accordance with Section 9 herein or files a new subscription agreement in accordance with Section 6(c) herein changing the Participant's designated payroll deduction.

                  (b) Payroll deductions for a Participant shall commence with the next payroll period following the beginning of the Offering Period or the first payroll period commencing at least two (2) weeks after the date of the valid filing of a subscription agreement, whichever is later, and shall end when terminated by the Participant as provided in Section 9 herein or otherwise pursuant to this Plan.

         6.       PAYROLL DEDUCTIONS.

                  (a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made automatically on each payday at a rate not exceeding ten percent (10%), or such other rate as may be determined from time to time by the Committee, of the Compensation which he or she would otherwise receive on such payday, provided that the aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%), or such other percentage as may be determined from time to time by the Committee, of the aggregate Compensation which he or she would otherwise have received during such Offering Period.

                  (b) All payroll deductions authorized by a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account.

                  (c) A Participant may change the rate of his or her payroll deductions by completing and filing with the Company either a withdrawal form specified by the Company or a new payroll deduction authorization form; provided that such form is received by the Company during one (1) of the following periods (each a "Window Period"):

                           February 15 through March 1
                           May 15 through June 1
                           August 15 through September 1
                           November 15 through December 1

provided further, that such rate change shall be effective starting as of the immediately following payroll period. The Committee may, from time to time and in its discretion, modify the timing or duration of the Window Periods or adopt other reasonable and uniform restrictions on Participants' ability to withdraw from the Plan or change the rate of payroll deductions.

                  (d) To the extent necessary, but only to such extent, to comply with Code Section 423(b)(8) and Section 3 herein, a Participant's payroll deductions may be automatically decreased to zero percent (0%) at such time during any Offering Period which is scheduled to end in the current calendar year that the aggregate of all payroll deductions accumulated with respect to the applicable Offering Period and any other Offering Period ending within the same calendar year equals twenty-five thousand dollars ($25,000). Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the next succeeding Offering Period, unless terminated by the Participant as provided in Section 9 herein.

         7. EXERCISE OF OPTION AND PURCHASE OF SHARES. Unless a Participant withdraws from the Offering Period as provided in Section 9 herein, his or her option for the purchase of shares will be exercised automatically on each Purchase Date, and the maximum number of full shares subject to options will be purchased at the applicable option price with the accumulated payroll deductions in his or her account. The number of shares of Common Stock purchased by each Participant shall be determined by dividing (i) the amount accumulated in his or her account on the Purchase Date by (ii) the lower of (x) eighty five percent (85%) of the Fair Market Value of a share of Common Stock on the first business day of an Offering Period or (y) eighty five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, however, that the maximum number of shares a Participant may purchase during each Offering Period shall be the number of shares purchasable under the Plan during the Offering Period with the maximum payroll deductions permitted by Section 6(d) herein, based upon the Fair Market Value of the Common Stock at the beginning of the Offering Period. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Purchase Date. During his or her lifetime, a Participant's option to purchase shares hereunder is exercisable only by the Participant.

         8.       PARTICIPANTS' ACCOUNTS.

                  (a) At the time of purchase, each Participant will immediately acquire full beneficial ownership of all shares purchased for his account. All shares will be registered in the name of a nominee for the account of the Participant until delivery is requested. Stock certificates will be issued to Participants only upon their request or at the time of termination of the Plan or a Participant's withdrawal from the Plan. Stock certificates will be issued only in the name of the Participant as it appears on the Participant's subscription agreement, or in the Participant's name jointly with a member of the Participant's family, with a right of survivorship. A Participant who requests a stock certificate prior to termination of the Plan or his or her withdrawal from the Plan may not receive such stock certificate until such time as his account is credited with at least 50 full shares, and may not in any event receive more than one stock certificate in any calendar quarter.

                  (b) Each Participant will receive quarterly statements from the Company as soon as practicable following each Purchase Date. Such statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         9.       WITHDRAWAL; TERMINATION OF EMPLOYMENT.

                  (a) During one of the Window Periods specified in Section 6(c) herein, a Participant may withdraw all, but not less than all of the payroll deductions credited to his or her account under the Plan by giving written notice to the Company. If the Participant withdraws from the Offering Period, all of the Participant's payroll deductions credited to his or her account will be paid to the Participant as soon as practicable after receipt of the notice of withdrawal and his or her option for the current Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period or subsequent Offering Periods, except pursuant to a new subscription agreement filed in accordance with Section 5 herein.

                  (b) Upon termination of the Participant's Continuous Status as an Eligible Employee prior to a Purchase Date during an Offering Period for any reason, including retirement or death, the payroll deductions accumulated in his or her account will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 13 herein, and his or her option will be automatically canceled.

                  (c) In the event a Participant fails to remain in Continuous Status as an Eligible Employee for at least twenty (20) hours per week during an Offering Period in which he or she is a Participant, he or she will be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to his or her account will be returned to the Participant and the option canceled.

                  (d) A Participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any Offering Period or in any similar plan which may hereafter be adopted by the Company.

         10. INTEREST. No interest or any other sum whatsoever shall accrue on the payroll deductions of a Participant in the Plan.

         11.      STOCK.

                  (a) The maximum number of shares of the Company's Common Stock which shall be reserved for sale under the Plan shall be Three Hundred Twenty Five Thousand (325,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 17 herein. If the total number of shares which would otherwise be subject to options granted hereunder exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant's account as soon as practicable after the next subsequent Purchase Date.

                  (b) Shares of Common Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         12. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee may, from time to time and consistent with Code Section 423, adopt rules and regulations (applied on a uniform and nondiscriminatory basis) as it deems advisable or desirable in its discretion including, without limitation, rules regarding excessive Plan enrollment, terminations, withdrawals and rate changes. The administration, interpretation or any other application of the Plan whatsoever by the Committee shall be final, conclusive and binding upon all Participants and any other interested parties for all purposes whatsoever. Members of the Committee are not eligible to participate in the Plan during such service.

         13.      DESIGNATION OF BENEFICIARY.

                  (a) A Participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death at a time when cash or shares are held for his or her account.

                  (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one (1) or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may reasonably designate.

         14. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13 herein) by the Participant. Such rights and interest shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Consequently, a Participant's interest in the Plan is not transferable pursuant to a domestic relations order. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9 herein.

         15. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         16. RIGHTS AS A STOCKHOLDER. None of the rights and privileges of a stockholder of the Company shall exist with respect to shares purchased under the Plan unless and until (i) the Participant or his or her nominee is reflected as the owner of such shares on the Company's stock records or (ii) a stock certificate representing such shares shall have been issued to the Participant or his or her nominee, as the case may be.

         17.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

                  (a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserved Shares"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

                  (b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Participant that the option shall be fully exercisable, and the option will terminate upon the expiration of such period.

                  (c) The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserved Shares, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         18. AMENDMENT OR TERMINATION. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 17 herein, no such termination will affect options previously granted. Except as provided in said Section 17, no amendment may make any change in any option previously granted which adversely affects the rights of any Participant. In addition, to the extent necessary, but only to such extent, to comply with Exchange Act Rule 16b-3 or with Code Section 423 (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval of an amendment in such a manner and to such a degree as so required.

         19. NOTICES. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when actually received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         20. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be sought in the manner and degree required under Code Section 423.

         21.      CONDITIONS UPON ISSUANCE OF SHARES.

                  (a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, any applicable foreign laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b) As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the Participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

                  (c) Any sale of shares of Common Stock by a Participant during his or her employment by the Company or a Subsidiary, or following termination of the Eligible Employee's employment for any reason other than death, shall at all times be subject to, and shall be permitted only to the extent that any such sale complies with, the policies and procedures of the Company concerning insider trading that are applicable to the Participant or were applicable to the Participant on the date of such termination of employment, as the case may be.

         22. ADMINISTRATIVE EXPENSES. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Company. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but any fees, taxes and other expenses whatsoever (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

         23. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary. The Plan shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time with or without cause; nor, upon any dismissal, shall the Plan be deemed to confer or grant any right or interest in any specific assets of the Company other than as expressly provided in the Plan.

         24. GOVERNING LAW. The substantive laws of the State of Maryland will govern all matters relating to this Plan except to the extent such laws are superseded by the laws of the United States.

         25. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 20 herein. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 18 herein.

ADOPTED BY THE COMPANY'S BOARD OF DIRECTORS ON August 4, 1998

APPROVED BY THE COMPANY'S STOCKHOLDERS ON September 24, 1998.